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                                     BY-LAWS

                                     - OF -

                             IFS INTERNATIONAL, INC.

                            (a Delaware Corporation)








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                                    ARTICLE I

                             MEETING OF SHAREHOLDERS


SECTION 1. Annual Meeting. The Annual Meeting of the Shareholders of the Corporation shall be held on the second Tuesday of September in each year or, if such day is a legal holiday, on the next business day, or such date and hour as may be fixed by the Board of Directors and named in the Notice of Meeting. At such meeting, the Shareholders shall elect Directors and shall transact such other business as may properly be brought before such meeting.

SECTION 2. Special Meetings. Special Meetings of the Shareholders of the Corporation may be held at any time in the interval between Annual Meetings. Special Meetings may be called by the Chairman or President of the Corporation, or by the Board of Directors, or by a Committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, or by Shareholders of the Corporation beneficially owning at least 10% of the outstanding shares of capital stock of the Corporation entitled to vote at a Shareholders meeting of the Corporation. The request for a Special Meeting shall state the purpose or purposes of the Meeting and matters proposed to be acted upon thereat.

SECTION 3. Place of Meetings. Annual and Special Meetings of the Shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware as the Board of Directors may from time to time determine.

SECTION 4. Notice of Meetings. Written or printed notice of the date, time and place of all meetings of the Shareholders shall be given personally, or by first class mail, not less than ten (10) days nor more than sixty (60) days before the day fixed for the meeting, to each Shareholder entitled to vote at said meeting, and, unless the meeting is an annual meeting, such notice must also state the purpose or purposes for which the meeting is called and must indicate that it is being issued by or at the direction of the person or persons calling the meeting. Such notice must also be given to any Shareholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised, if such action were taken, and such notice must specify the proposed action and state the fact that if the action is taken, the dissenting Shareholder shall have appraisal rights. Such notice shall be given to the Shareholder by leaving the same with him at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. The notices, as provided for in this Section, are not required to be given to any Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such


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meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of Shareholders need be given, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 5. Record Dates. For the purposes of determining the Shareholders entitled to notice of or to vote at a Shareholders' meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than sixty (60) days nor less than ten (10) days before said meeting date. For the purpose of determining Shareholders entitled to express consent to or dissent from any proposal without a meeting, or for determining Shareholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than sixty (60) days prior to such action.

SECTION 6. Quorum. At all meetings of Shareholders, except as otherwise provided by law, a quorum of Shareholders of each class of stock entitled to vote shall exist if there is present in person or represented by proxy, Shareholders owning a majority of each class of stock in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of such shares so present or represented may by majority vote to adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment of the meeting, which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any Shareholder.

SECTION 7. Voting. At all meetings of the Shareholders, each Shareholder entitled to vote thereat may vote in person or by proxy, and shall have one (1) vote for each share standing in his name on the books of the Corporation as of the Record Date fixed for the meeting, unless otherwise provided in the Certificate of Incorporation or any amendments thereto. Upon demand of the Shareholders holding ten percent (10%) in interest of the shares, present in person or by proxy and entitled to vote, voting shall be by ballot. A plurality of votes cast shall be sufficient to elect Directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law or these By-Laws.

SECTION 8. Proxies. Every proxy shall be in writing, subscribed by the Shareholder or his duly authorized attorney and dated. No proxy which is dated more than three (3) years before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

SECTION 9. Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chairman of the Board of Directors, if any, or, in his absence, by the Vice Chairman of the Board, if any, or in his absence, by the President of the Corporation or, in his absence, by an Executive Vice President, if any, or, in the absence of all such officers, by

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a Chairman to be chosen at the Meeting. The Secretary of the Corporation shall act as Secretary of the Meeting, if present.

SECTION 10. Action Without a Meeting. Whenever Shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.


                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 1. Election and Powers. The Board of Directors shall have the management and control of the affairs and business of the Corporation. The Directors shall be elected by the Shareholders at each annual meeting of Shareholders and each Director shall serve until his successor is elected or appointed and qualified, unless his directorship be theretofore vacated by resignation, death, removal or otherwise.

SECTION 2. Qualification. A director must be a shareholder, but need not be a citizen of the United States, or a resident of the State of Delaware.

SECTION 3. Number. The number of Directors constituting the entire Board of Directors shall be five but such number may be increased or decreased to not less than three (3) or more than fifteen (15), as shall be designated by resolution of the Board of Directors adopted by a majority of the entire Board. The "entire Board", as used in this Article, shall mean the total number of Directors which the Corporation would have if there were no vacancies. Notwithstanding the provisions of this Section, where all of the shares are owned beneficially and of record by less than three (3) Shareholders, the number of Directors may be less than three (3), but not less than the number of Shareholders. Regardless of the number of directors, a majority of the Board shall be composed of members who are not employees of the Corporation.

SECTION 4. Vacancies. Vacancies in the Board of Directors (including any resulting from an increase in the number of Directors) created for any reason may be filled by vote of the Board of Directors. If, however, the number of Directors then in office is less than a quorum, vacancies may be filled by a vote of a majority of the Directors then in office. A Director elected by the Board of Directors to fill a vacancy under this Section shall hold office until the next meeting of shareholders at which the election of directors is in the

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regular order of business, and until his successor has been duly elected or appointed and qualified.

SECTION 5. Removal. At any meeting of the Shareholders duly called, any Director may, by vote of the holders of a majority of the shares entitled to vote in the election of Directors, be removed from office, with cause.

SECTION 6. Meetings. Regular Meetings of the Board of Directors shall be held at such times as the Directors may from time to time determine. Special Meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the President, any Vice President, the Secretary, or by any member of the Board of Directors.

SECTION 7. Place of Meetings. Regular and Special Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as the Board of Directors may from time to time determine.

SECTION 8. Notice of Meeting. Notice of the place, day and hour of every regular and special meeting shall be given to each Director by delivering the same to him personally or sending the same to him by facsimile transmission or telegraph, or leaving the same at his residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to each Director, postage prepaid and addressed to him at the last known Post Office address according to the records of the Corporation, at least three (3) business days before the meeting. No notice of any adjourned meeting of the Board of Directors need to be given other than by announcement at the meeting, subject to the provisions of Section 9 of this Article.

SECTION 9. Waiver of Notice. Notice of a meeting need not be given to any Director who submits a signed written waiver thereof, whether before, during or after the meeting, nor to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 10. Quorum. A majority of the entire Board shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

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SECTION 12. Personal Attendance by Conference Communication Equipment. Any one
or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

SECTION 13. Compensation. Directors as such shall receive compensation and expense reimbursements for their services, as fixed by the Board of Directors. Nothing in this Section will be construed to preclude a Director from serving the Corporation in any other capacity and from receiving compensation therefor.

SECTION 14. Executive Committee and Other Committees. The Board of Directors may, in its discretion, by an affirmative vote of a majority of the entire Board, appoint an Executive Committee, or any other committee, to consist of one or more Directors as the Board of Directors may from time to time determine. Any Committee shall have, and may exercise between meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business and affairs of the Corporation as conferred upon them by the Board of Directors, except that no committee shall have power:

          (a) To submit to Shareholders any action requiring Shareholder approval;

          (b) To fill vacancies in the Board of Directors or in any committee thereof;

          (c) To fix compensation of Directors for service on the Board of Directors or any committee thereof;

          (d)  To repeal, amend or adopt by-laws;

          (e) To amend or repeal any Board resolution which is not, by its terms, amendable or repealable by such committee;

          (f) Any power the Corporation's Board of Directors may not otherwise delegate by law.

In the absence of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in place of such absent member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or dissolve it. The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary, unless the Board of Directors shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum.


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                                   ARTICLE III

                                    OFFICERS

SECTION 1. Election of Officers. The Board of Directors, at any duly held meeting thereof, shall elect a President, a Secretary and a Treasurer or Chief Financial Officer of the Corporation, and shall also elect a Chairman or Co-Chairmen of the Board from among the Directors of the Corporation, one or more Vice Presidents and any other officers. Each such officer shall serve at the pleasure of the Board of Directors or until his successor shall have been duly elected or appointed and qualified, or until he shall have resigned, shall have deceased or shall have been removed in the manner provided in Section 3 of this Article. Any two offices may be held by the same person, except that no person shall hold the office of President and Secretary concurrently. Notwithstanding the foregoing, if all of the stock of the Corporation shall ever be owned by one person, such person may hold all or any combination of offices. Any vacancies in the above offices shall be filled by the Board.

SECTION 2. Assistant and Subordinate Officers. The Board of Directors (or the Executive Committee) may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers or agents as it may deem proper from time to time, who shall hold office at the pleasure of the Board of Directors (or the Executive Committee). The Board of Directors may from time to time authorize the President to appoint and remove such assistant and subordinate officers and agents and prescribe the powers and duties thereof.

SECTION 3. Removal. Any officers of the Corporation may be removed with or without cause by a vote of the majority of the entire Board of Directors of the Corporation then in office at a meeting called for that purpose whenever in its judgment the best interests of the Corporation may be served thereby.

SECTION 4. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation who are elected or appointed by the Board of Directors. The Chief Operating Officer shall fix the compensation of such assistant and subordinate officers and agents as he is authorized to appoint and remove.

SECTION 5. Chairman of the Board. The Chairman or Co-Chairmen of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may direct. The Chairman of the Board shall be the Chief Executive Officer (CEO) of the Corporation. The Chairman of the Board shall preside at all meetings of the Shareholders. The Board of Directors may elect more than one Chairman, in which case the persons so elected shall serve as Co-Chairmen and Co-Chief Executive Officers.

SECTION 6. President. The President shall be the Chief Operating Officer of the Corporation and, together with the Chairman, shall, subject to the direction of the Board of

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Directors (or the Executive Committee), have the general management of the affairs of the Corporation. If there be no Chairman of the Board, or in his absence or inability to act, the President shall perform all duties of the Chairman of the Board, subject, however, to the control of the Board of Directors (or the Executive Committee).

SECTION 7. Vice Presidents. Any one or more of the Vice Presidents may be designated by the Board of Directors (or the Executive Committee) as an Executive Vice President. At the request of the President, or in his absence or during his disability, the Executive Vice President shall perform the duties and exercise the functions of the President. If there be no Executive Vice President, or if there be more than one (1), the Board of Directors (or the Executive Committee) may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors (or the Executive Committee), the President may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President. The Board of Directors may also designate one or more senior vice presidents, assistant vice presidents, or such other type of vice president as the board may deem appropriate.

SECTION 8. Secretary. The Secretary shall keep full minutes of all meetings of the Shareholders and of the Board of Directors in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. He shall be the custodian of the records and of the Seal or Seals of the Corporation. He shall affix the Corporate Seal to all documents, the execution of which on behalf of the Corporation, under the Seal, is duly authorized by the Board of Directors (or Executive Committee), and when so affixed may attest the same. He shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

SECTION 9. Treasurer or Chief Financial Officer. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors (or the Executive Committee) and the President, or such other officer as the President may designate, the Treasurer shall establish and execute programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation's current borrowing from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the Corporation's moneys and securities. He shall invest the Corporation's funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. He shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of special arrangements for financing sales, such as time payments and leasing plans. He shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

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Section 10. Authority. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties as are incident to their office except to the extent that the resolutions may be inconsistent therewith.


                                   ARTICLE IV

                               SHARE CERTIFICATES

SECTION 1. Form and Signatures. The interest of each Shareholder of the Corporation shall be evidenced by certificates for shares in such form not inconsistent with the law or the Certificate of Incorporation, and any amendments thereof, as the Board of Directors may from time to time prescribe. The share certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, or if the shares are listed on a registered national security exchange, the signatures of any such President, Vice President, Secretary, or Assistant Secretary, may be facsimiles engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such officer.

SECTION 2. Transfer of Shares. The shares of the Corporation shall be transferred on the books of the Corporation by the Registered holder thereof, in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 3. Mutilated, Lost, Stolen or Destroyed Certificates. The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or, in case of an alleged loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity, by way of bond or otherwise, in such form and amount and with such sureties as the Board of Directors may require, to

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indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

SECTION 4. Stock Ledgers. The Stock Ledgers of the Corporation containing the names and addresses of the Shareholders and the number of shares held by them respectively shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

SECTION 5. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.


                                    ARTICLE V

                                   FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of May in each year and shall end on the thirtieth day of April next following, unless otherwise determined by the Board of Directors.


                                   ARTICLE VI

                                CLASSES OF STOCK

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series of any such partly paid stocks shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificates representing such shares.


                                   ARTICLE VII

                                    FINANCES

SECTION 1. Dividends. Subject to law and to the provisions of the Certificate of Incorporation, and any amendments thereof, the Board of Directors may declare dividends

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on the stock of the Corporation, payable upon such dates as the Board of
Directors may designate.

SECTION 2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums, as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Bills, Notes, Etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1. Power to Amend. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by a majority vote of the entire Board at any meeting. However, any By-Laws adopted by the Board of Directors may be amended or repealed at any meeting of Shareholders by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon. Any by-law provision adopted by the Shareholders may only be amended by the Shareholders.

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